AGREEMENT AND PLAN OF MERGER

                                 By and Among

                           DANIEL INDUSTRIES, INC.,

                             BLUE ACQUISITION INC.

                                      and

                              BETTIS CORPORATION

                              September 17, 1996


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                                   ARTICLE I

                                  THE MERGER...............................  1

SECTION 1.1.  The Merger...................................................  1

SECTION 1.2.  Effective Time...............................................  2

SECTION 1.3.  Effects of the Merger........................................  2

SECTION 1.4.  Certificate of Incorporation and By-laws.....................  2

SECTION 1.5.  Directors....................................................  3

SECTION 1.6.  Officers.....................................................  3

SECTION 1.7.  Vacancies....................................................  3

                                  ARTICLE II

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES...........  3

SECTION 2.1.  Effect on Capital Stock......................................  3
      (a)   Capital Stock of Sub...........................................  3
      (b)   Cancellation of Company and Parent Owned Stock.................  3
      (c)   Conversion of Shares...........................................  3
      (d)   No Fractional Shares...........................................  3

SECTION 2.2.  Exchange of Certificates.....................................  4
      (a)   Exchange Agent.................................................  4
      (b)   Payment of Merger Consideration................................  4
      (c)   Exchange Procedure.............................................  4
      (d)   Distributions with Respect to Unexchanged Shares...............  5
      (e)   No Further Ownership Rights in Shares..........................  5

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES.....................  6

SECTION 3.1.  Representations and Warranties of the Company................  6
      (a)   Organization, Standing and Power...............................  6
      (b)   Subsidiaries...................................................  6
      (c)   Capital Structure..............................................  6
      (d)   Authority; Non-contravention...................................  7
      (e)   SEC Documents..................................................  8
      (f)   Information Supplied...........................................  9


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
      (g)   Absence of Certain Changes or Events...........................  9
      (h)   State Takeover Statutes; Absence of Supermajority Provision.... 10
      (i)   Brokers........................................................ 10
      (j)   Litigation..................................................... 10
      (k)   Accounting Matters............................................. 10
      (l)   Employee Benefit Matters....................................... 11
      (m)   Taxes.......................................................... 13
      (n)   No Excess Parachute Payments................................... 13
      (o)   Environmental Matters.......................................... 13
      (p)   Compliance with Laws........................................... 14
      (q)   Material Contracts and Agreements.............................. 14
      (r)   Title to Properties............................................ 14
      (s)   Intellectual Property.......................................... 15
      (t)   Labor Matters.................................................. 15
      (u)   Undisclosed Liabilities........................................ 15
      (v)   Opinion of Financial Advisor................................... 16
      (w)   Board Recommendation........................................... 16

SECTION 3.2.  Representations and Warranties of Parent and Sub............. 16
      (a)   Organization; Standing and Power............................... 16
      (b)   Subsidiaries................................................... 16
      (c)   Capital Structure.............................................. 17
      (d)   Authority; Non-contravention................................... 17
      (e)   SEC Documents.................................................. 18
      (f)   Information Supplied........................................... 19
      (g)   Absence of Certain Changes or Events........................... 19
      (h)   State Takeover Statutes; Absence of Supermajority Provision.... 19
      (i)   Brokers........................................................ 20
      (j)   Litigation..................................................... 20
      (k)   Accounting Matters............................................. 20
      (l)   Employee Benefit Matters....................................... 20
      (m)   Taxes.......................................................... 22
      (n)   No Excess Parachute Payments................................... 22
      (o)   Environmental Matters.......................................... 23
      (p)   Compliance with Laws........................................... 23
      (q)   Material Contracts and Agreements.............................. 23
      (r)   Title to Properties............................................ 23
      (s)   Intellectual Property.......................................... 24
      (t)   Labor Matters.................................................. 24
      (u)   Undisclosed Liabilities........................................ 25
      (v)   Opinion of Financial Advisor................................... 25
      (w)   Board Recommendation........................................... 25

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS............... 25

SECTION 4.1.  Conduct of Business.......................................... 25

      (a)   Ordinary Course................................................ 25
      (b)   Changes in Employment Arrangements............................. 27
      (c)   Severance...................................................... 27
      (d)   Other Actions.................................................. 28

SECTION 4.2.  Conduct of Business of Parent and Sub........................ 28
      (a)   Ordinary Course................................................ 28
      (b)   Other Actions.................................................. 29

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS......................... 29

SECTION 5.1.  Stockholder Approval; Preparation of Proxy Statement;
              Preparation of Registration Statement........................ 29

SECTION 5.2.  Letter of the Company's Accountants.......................... 30

SECTION 5.3.  Letter of Parent's Accountants............................... 30

SECTION 5.4.  Access to Information........................................ 30

SECTION 5.5.  Reasonable Efforts; Notification............................. 35

SECTION 5.6.  Employee Benefit Matters..................................... 37

SECTION 5.7.  Indemnification.............................................. 39

SECTION 5.8.  Fees and Expenses............................................ 39

SECTION 5.9.  Public Announcements......................................... 39

SECTION 5.10.  Stockholder Litigation...................................... 40

SECTION 5.11.  Accounting Matters.......................................... 40

SECTION 5.12.  Parent's Board of Directors................................. 40

SECTION 5.13.  Appointment of Directors to Committees...................... 40

SECTION 5.14.  Appointment of W. Todd Bratton as Executive Vice President.. 40

SECTION 5.15.  Affirmation of this Agreement............................... 40

                                  ARTICLE VI

                             CONDITIONS PRECEDENT.......................... 41

SECTION 6.1.  Conditions to Each Party's Obligation to Effect the Merger... 41
      (a)   Stockholder Approval........................................... 41
      (b)   NYSE Listing................................................... 41
      (c)   HSR Act........................................................ 41
      (d)   No Injunctions or Restraints................................... 41
      (e)   Registration Statement Effectiveness........................... 41
      (f)   Blue Sky Filings............................................... 41

SECTION 6.2.  Conditions of Parent and Sub................................. 42
      (a)   Compliance..................................................... 42
      (b)   Certifications and Opinion..................................... 42
      (c)   Representations and Warranties True............................ 43
      (d)   Affiliate Letters.............................................. 43
      (e)   Tax Opinion.................................................... 43
      (f)   Pooling Accounting............................................. 43
      (g)   Consents, etc.................................................. 44
      (h)   No Litigation.................................................. 44
      (i)   Fairness Opinion............................................... 44
      (j)   No Material Adverse Change..................................... 44

SECTION 6.3.  Conditions of the Company.................................... 44
      (a)   Compliance..................................................... 44
      (b)   Certifications and Opinion..................................... 45
      (c)   Representations and Warranties True............................ 45
      (d)   Tax Opinion.................................................... 46
      (e)   Fairness Opinion............................................... 46
      (f)   No Material Adverse Change..................................... 46

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER................... 46

SECTION 7.1.  Termination.................................................. 46

SECTION 7.2.  Effect of Termination........................................ 47

SECTION 7.3.  Amendment.................................................... 47

SECTION 7.4.  Extension; Waiver............................................ 48

SECTION 7.5.  Procedure for Termination, Amendment, Extension or Waiver.... 48

                                 ARTICLE VIII

                   SPECIAL PROVISIONS AS TO CERTAIN MATTERS................ 48

SECTION 8.1.  Takeover Defenses of the Company............................. 48


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SECTION 8.2.  No Solicitation.............................................. 48

SECTION 8.3.  Fee and Expense Reimbursements............................... 50

                                  ARTICLE IX

                              GENERAL PROVISIONS........................... 51

SECTION 9.1.  Nonsurvival of Representations and Warranties................ 51

SECTION 9.2.  Notices...................................................... 52

SECTION 9.3.  Definitions.................................................. 53

SECTION 9.4.  Interpretation............................................... 54

SECTION 9.5.  Counterparts................................................. 54

SECTION 9.6.  Entire Agreement; No Third-Party Beneficiaries............... 54

SECTION 9.7.  Governing Law................................................ 54

SECTION 9.8.  Assignment................................................... 54

SECTION 9.9.  Enforcement of the Agreement................................. 54

SECTION 9.10.  Severability................................................ 55

          AGREEMENT AND PLAN OF MERGER dated as of September 17, 1996, by and among DANIEL INDUSTRIES, INC., a Delaware corporation ("Parent"), BLUE ACQUISITION INC., a Delaware corporation ("Sub") and a wholly-owned subsidiary of Parent, and BETTIS CORPORATION, a Delaware corporation (the "Company").

          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions of this Agreement and Plan of Merger (the "Agreement");

          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions of this Agreement, whereby each issued and outstanding share of the Company's Common Stock, $.01 par value, including the related right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, $.01 par value, of the Company (collectively, a "Share") not owned by the Company, Parent, Sub or any wholly-owned subsidiary of the Company, Parent or Sub will be converted into fifty-eight one-hundredths (.58) of a share of Common Stock, $1.25 par value, including the related right to purchase one one-hundredth interest in a share of Series A Junior Participating Preferred Stock, $1.00 par value, of Parent (collectively, a "Parent Share");

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests; and

          WHEREAS,   Parent,   Sub  and  the  Company  desire  to  make  certain
representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW,   THEREFORE,   in   consideration   of  the   premises   and  the
representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

          SECTION 1.1. The Merger. Upon the terms and subject to the conditions hereof and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time of the Merger (as hereinafter defined). At the election of Parent, any direct wholly-owned subsidiary (as defined in Section 9.3) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing. Following the Merger, the separate corporate existence of Sub shall cease and theCompany shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

          SECTION 1.2. Effective Time. As soon as practicable following the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VI, the Surviving Corporation shall file the officer's certificate required by the DGCL with respect to the Merger and other appropriate documents (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger"). The closing of the Merger (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., in Houston, Texas, on the date of the meetings of the Company's stockholders (the "Company Stockholders Meeting") and of Parent's stockholders (the "Parent Stockholders Meeting"), in each case, to approve the Merger, or, if any of the conditions set forth in Article VI have not been satisfied, then as soon as practicable thereafter, or at such other time and place or such other date as Parent and the Company shall agree (the "Closing Date"). If such meetings are not held or concluded on the same date, then the Closing Date shall be on the date of the latter of such meetings.

          SECTION 1.3. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. If at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving
Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of the Company and Sub, the Surviving Corporation and its proper officers and directors, in the name and on behalf of the Company and Sub, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

          SECTION 1.4. Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of Sub as in effect immediately prior to the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.5. Directors. The directors of Sub immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation and shall hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation from the Effective Time of the Merger until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.6. Officers. The officers of the Company immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation and shall hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation from the Effective Time of the Merger until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.7. Vacancies. If at the Effective Time of the Merger a vacancy shall exist in the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by the DGCL and the Certificate of Incorporation and By-laws of the Surviving Corporation.

                                  ARTICLE II

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          SECTION 2.1. Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any Shares:

          (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

          (b) Cancellation of Company and Parent Owned Stock. All Shares that are owned by any wholly-owned subsidiary of the Company and any Shares owned by Parent, Sub or any other wholly-owned subsidiary of Parent or Sub shall be canceled and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Shares. Subject to Section 2.1(d) and (e), each issued and outstanding Share shall be converted into the right to receive, upon the surrender of the certificate formerly representing such Shares pursuant to
Section 2.2, .58 of a Parent Share (the "Merger Consideration").

          (d) No Fractional Shares. No fractional Parent Shares shall be issued in the Merger. All fractional Parent Shares that a holder of Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional Parent Share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the average of the daily closing sale price per Parent Share on the New York Stock Exchange ("NYSE") for the ten trading days next preceding the Effective Time of the Merger by the fraction of a Parent Share to which such holder would otherwise have been entitled. Alternatively, Parent and Sub shall have the option of instructing the Exchange Agent (as defined in Section 2.2(a)) to aggregate all fractional Parent Shares, sell such Parent Shares in the public market and distribute to holders of fractional Parent Shares a pro rata portion of the proceeds of such sale. No such cash in lieu of fractional Parent Shares shall be paid to any holder of fractional Parent Shares until Certificates (as defined in Section 2.2(c)) representing such Parent Shares are surrendered and exchanged in accordance with
Section 2.2(c).

          SECTION 2.2. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time of the Merger, Parent shall engage Wachovia Bank of North Carolina, N.A., or such other bank or trust company reasonably acceptable to the Company, to act as exchange agent (the "Exchange Agent") for the issue of the Merger Consideration upon surrender of certificates representing Shares.

          (b) Payment of Merger Consideration. Parent shall take all steps necessary to enable and cause there to be provided to the Exchange Agent on a timely basis, as and when needed after the Effective Time of the Merger, certificates for the Parent Shares to be issued upon the conversion of the Shares pursuant to Section 2.1. Parent or the Surviving Corporation shall timely make available to the Exchange Agent any cash necessary to make payments in lieu of fractional shares.

          (c) Exchange Procedure. As soon as practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding Shares (the "Certificates"), other than the Company, Parent, Sub and any wholly-owned subsidiary of the Company, Parent or Sub, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent and Sub may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the certificates representing the Parent Shares and any cash in lieu of a fractional share. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole Parent Shares into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1 and any cash payable in lieu of a fractional Share, and the Certificate so surrendered shall forthwith be canceled. If the Parent Shares are to be issued to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition of exchange that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the number of Parent Shares and cash, if any, in lieu of fractional Parent Shares into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

          (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time of the Merger with respect to the Parent Shares with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.1(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing the Parent Shares issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Parent Share to which such holder is entitled pursuant to Section 2.1(d) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole Parent Shares, as the case may be, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Shares.

          (e) No Further Ownership Rights in Shares. All Parent Shares issued upon the surrender of Certificates in accordance with the terms of this Article II, together with any dividends payable thereon to the extent contemplated by this Section 2.2, shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. Representations and Warranties of the Company. The Company agrees that it will, on or before October 1, 1996, affirm in writing (the "Company Affirmation and Disclosure Document") that, as of the date of this Agreement, it represents and warrants to, and agrees with, Parent and Sub as follows, subject to any exceptions specified in the Company Affirmation and Disclosure Document:

          (a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually or in the aggregate) would not have a material adverse effect (as defined in
Section 9.3) on the Company and its subsidiaries, taken as a whole.

          (b) Subsidiaries. The Company's subsidiaries that are corporations are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the requisite corporate power and authority to carry on their respective businesses as they are now being conducted and to own, operate and lease the assets they now own, operate or hold under lease. The Company's subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All the outstanding shares of capital stock of the Company's subsidiaries that are corporations have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any person. Except as disclosed in the SEC Documents (as defined in Section 3.1(e)), all such stock and ownership interests are owned of record and beneficially by the Company or by a wholly-owned subsidiary of the Company, free and clear of all liens, pledges, security interests, charges, claims and other encumbrances of any kind or nature ("Liens"). Except for the capital stock of, or ownership interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock, equity interest or other ownership interest in any corporation, partnership, association, joint venture, limited liability company or other entity.

          (c) Capital Structure. The authorized capital stock of the Company consists of 30,000,000 shares of common stock, $.01 par value ("Company Common Stock"), and 1,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"), of which 250,000 shares have been designated Series A Junior Participating Preferred

Stock and reserved for issuance pursuant to the Rights Agreement dated October 31, 1995 between the Company and American Stock Transfer & Trust Company, as rights agent (the "Company Rights Agreement"). At the close of business on August 31, 1996: 8,483,435 Shares were issued and outstanding; 45,000 and 736,000 shares of Company Common Stock were reserved for issuance pursuant to outstanding options granted under the Company's 1994 Nonemployee Directors' Stock Option Plan and 1994 Stock Incentive Plan, respectively; and 30,000 and 10,800 shares of Company Common Stock were reserved for issuance pursuant to awards not yet granted under the Company's 1994 Nonemployee Directors' Stock Option Plan and 1994 Stock Incentive Plan, respectively. Except as set forth above, no shares of capital stock or other equity or voting securities of the Company are reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all such shares issuable upon the exercise of stock options will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. No capital stock has been issued by the Company since August 31, 1996, other than shares of Common Stock issued pursuant to options outstanding on or prior to such date in accordance with their terms at such date. Except for options outstanding under the Company's 1994 Nonemployee Directors' Stock Option Plan and 1994 Stock Incentive Plan as set forth above, as of August 31, 1996, there were no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

          (d) Authority; Non-contravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to Company Stockholder Approval (as defined in Section 3.1(h)), to consummate the transactions contemplated hereby and to take such actions, if any, as shall have been taken with respect to the matters referred to in Section 3.1(h). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to Company Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Certificate of Incorporation or By-laws of the Company or any provision of the comparable organizational documents of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to governmental filing and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or liens, security interests, charges or encumbrances that individually or in the aggregate would not have a material adverse effect on the Company and would not materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including local authorities (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a joint proxy statement relating to the Company Stockholder Approval and Parent Stockholder Approval (as defined in
Section 3.2(d) (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and (B) the Registration Statement (as defined in
Section 5.1(b)); and (C) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, and
(iii) the filing of the Certificate of Merger with the Delaware Secretary of State with respect to the Merger as provided in the DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a material adverse effect on the Company.

          (e) SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since March 7, 1994, including any and all such reports, schedules, forms, statements and other documents filed with the SEC in connection with the distribution of shares of Company Common Stock to shareholders of Galveston-Houston Company (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein, collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein).

          (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 5.1(b)) will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, as it relates to the Company Stockholders Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

          (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents, since December 31, 1995, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change with respect to the Company, (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) (A) any granting by the Company or any of its subsidiaries to any executive officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1995, (B) any granting by the Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1995, or (C) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer,
(iv) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on the Company, (v) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles, or (vi) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.1.

          (h) State Takeover Statutes; Absence of Supermajority Provision. The Company has taken all action to assure that no state takeover statute or similar statute or regulation, including, without limitation ss.203 of the DGCL, shall apply to the Merger or any of the other transactions contemplated hereby. Except for the approval of the Merger by the holders of a majority of the outstanding Shares ("Company Stockholder Approval"), no other stockholder action on the part of the Company is required for approval of the Merger and the transactions contemplated hereby. No provision of the Company's Certificate of Incorporation or By-laws or other governing instruments of its subsidiaries or the terms of any rights plan or other takeover defense mechanism of the Company would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company and its subsidiaries that may be acquired or controlled by Parent or permit any stockholder to acquire securities of the Company on a basis not available to Parent in the event that Parent were to acquire securities of the Company.

          (i) Brokers. Except for Jefferies & Company, Inc. ("Jefferies"), which will be rendering the opinion referred to in Section 6.3(e) and whose fees are to be paid by the Company, no broker, investment banker or other person is entitled to receive from the Company or any of its subsidiaries any investment banking, brokerage or finder's fees in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by any investment banker. The engagement letter between the Company and Jefferies provided to Parent on or prior to the date of this Agreement constitutes the entire understanding of the Company and Jefferies with respect to the matters referred to therein, and has not been amended or modified, nor will it be amended or modified prior to the Effective Time of the Merger.

          (j) Litigation. Except as disclosed in the SEC Documents, there is no suit, action, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries that could reasonably be expected to have a material adverse effect on the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

          (k) Accounting Matters. Neither the Company nor, to the best of its knowledge, any of its affiliates, has through the date of this Agreement taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

          (l) Employee Benefit Matters. As used in this Section 3.1(l), the term "Employer" shall mean the Company as defined in the preamble of this Agreement and any member of a controlled group or affiliated service group, as defined in Sections 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended ("Code") of which the Company is a member.

          (i) With respect to each employee welfare benefit plan, employee pension benefit plan and employee benefit plan as defined in Sections 3(1), 3(2), and 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which have been or are sponsored by, participated in or contributed to by or required to be contributed to by the Employer, and except for any matter that would not individually or in the aggregate have a material adverse effect on the Company: (A) the plan is in substantial compliance with the Code and ERISA, including all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; (B) the appropriate Form 5500 has been timely filed for each year of its existence;
     (C) there has been no transaction described in Sections 406 or 407 of ERISA or Section 4975 of the Code unless exempt under Section 408 of ERISA or
     Section 4975 of the Code, as applicable;  (D) the bonding  requirements  of
     Section 412 of ERISA have been satisfied; (E) there is no issue pending nor any issue resolved adversely to the Employer which may subject the Company to the payment of a penalty, interest, tax or other amount, (F) the plan can be unilaterally terminated or amended on no more than 90 days notice other than collectively bargained union plans; (G) all contributions or other amounts payable by the Employer as of the Effective Time of the Merger with respect to the plan have either been paid or accrued in the Employer's most recent financial statements included in the SEC Documents and (H) no notice has been received by the Employer of an increase or proposed increase in the cost of any such plan or any other employee benefit agreement or arrangement, including deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans or agreements, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years of the date hereof, or have been approved before this date but are not yet effective, for the benefit of directors, officers or employees, or former directors, officers or employees (or their beneficiaries) of the Employer (each, a "Company Benefit Plan"). There are no pending or, to the Company's knowledge, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any Company Benefit Plan or their related trusts.

          (ii) Neither the Company nor any entity (whether or not incorporated) that was at any time during the six years before the date of this Agreement treated as a single employer together with the Company under Section 414 of the Code has ever maintained, had any obligation to contribute to or incurred any liability with respect to a pension plan that is or was subject to the provisions of Title IV of ERISA or Section 412 of the Code. Neither the Company nor any entity (whether or not incorporated) that was at any time during the six years before the date of this Agreement treated as a single employer together with the Company under Section 414 of the Code has ever maintained, had an obligation to contribute to, or incurred any liability with respect to a multiemployer pension plan as defined in Section 3(37) of ERISA. During the last six years, the Company has not maintained, had an obligation to contribute to or incurred any liability with respect to a voluntary employees beneficiary association that is or was intended to satisfy the requirements of Section 501(c)(9) of the Code. No plan, arrangement or agreement with any one or more employees will cause the Employer to have liability for severance pay as a result of the Merger, except as otherwise set forth in the severance agreements between the Company and each of W. Todd Bratton, Wilfred M. Krenek and Norman D. Quam (the "Severance Agreements"). The Employer does not provide employee benefits, including without limitation, death, post-retirement medical or health coverage (whether or not insured) or contribute to or maintain any employee benefit plan which provides for benefit coverage following termination of employment except (A) as is required by Section 4980B(f) of the Code or other applicable statute, (B) death benefits or retirement benefits under any employee pension benefit plan as defined in Section 3(2) of ERISA, (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary) nor has it made any representations, agreements, covenants or commitments to provide that coverage or (D) deferred compensation benefits which have been accrued as liabilities on the books of the Employer and disclosed on its financial statements included in the SEC Documents. All group health plans maintained by the Employer have been operated in material compliance with Section 4980B(f) of the Code.

          (iii) All Company Benefit Plans as defined in Section 3(2) of ERISA which are intended to qualify under Section 401(a) of the Code have been submitted to and approved as qualifying under Section 401(a) of the Code by the Internal Revenue Service or the applicable remedial amendment period will not have ended prior to the Effective Time of the Merger. No facts have occurred which if known by the IRS could cause disqualification of those plans.

          (iv) Except as expressly provided in this Agreement or the Severance Agreements and except for options granted under the Company's 1994 Nonemployee Directors' Stock Option Plan, the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due any director, officer or employee or former director, officer or employee (including any beneficiary) from the Company.

          (v) With respect to any entity (whether or not incorporated) that is both treated as a single employer together with the Company under Section 414 of the Code and located outside of the United States, any benefit plans maintained by it for the benefit of its directors, officers, employees or former employees (or any of their beneficiaries) are in compliance with applicable laws pertaining to such plans in the jurisdiction of such entity, except where such failure to be in compliance would not, either individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (m) Taxes. Each of the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which the Company or any of its subsidiaries is or has been a member, has timely filed all Tax Returns (as defined below) required to be filed by it on or before the Effective Time of the Merger and has timely paid or deposited (or the Company has paid or deposited on its behalf) all Taxes which are required to be paid or deposited on or before the Effective Time of the Merger. Each of the Tax Returns filed by the Company or any of its subsidiaries is accurate and complete in all material respects. The most recent consolidated financial statements of the Company contained in the filed SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements whether or not shown as being due on any Tax Returns. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries, no requests for waivers of the time to assess any such Taxes have been granted or are pending, and there are no tax liens upon any assets of the Company or any of its subsidiaries. The Federal income Tax Returns of the Company and its subsidiaries consolidated in such Tax Returns have never been examined by the IRS. There are no current examinations of any Tax Return of the Company or any of its subsidiaries being conducted and there are no settlements or any prior examinations which could reasonably be expected to adversely affect any taxable period for which the statute of limitations has not run. As used herein, "Tax" or "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign. As used herein, "Tax Return" shall mean any return, report, statement or information required to be filed with any governmental authority with respect to Taxes.

          (n) No Excess Parachute Payments. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (o) Environmental Matters. Except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the business operations of the Company and its subsidiaries are being conducted in compliance with all limitations, restrictions, standards and requirements established under environmental laws, (ii) no facts or circumstances exist that impose on the Company or any of its subsidiaries an obligation under environmental laws to conduct any removal, remediation, or similar response action, (iii) there is no obligation, undertaking or liability arising out of or relating to environmental laws that the

Company or any of its subsidiaries has agreed to, assumed or retained, by contract or otherwise, or that has been imposed on the Company or any of its subsidiaries by any writ, injunction, decree, order or judgment, and (iv) there are no lawsuits, claims or proceedings pending against the Company or any of its subsidiaries that arise out of or relate to environmental laws.

          (p) Compliance with Laws. The Company and its subsidiaries hold all required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure to so comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any Federal, state or local government, domestic or foreign, or any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Company or any of its subsidiaries or their respective business, assets or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (q) Material Contracts and Agreements. All material contracts of the Company or its subsidiaries have been included in the SEC Documents, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC.

          (r) Title to Properties.

          (i) Each of the Company and each of its subsidiaries has good and defensible title to, or valid leasehold interests in, all its properties and assets purported to be owned by it in the SEC Documents, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted. All such assets and properties, other than assets and properties in which the Company or any of the subsidiaries has leasehold interests, are free and clear of all Liens, other than those set forth in the SEC Documents and except for minor Liens, that, in the aggregate, do not and will not materially interfere with the ability of the Company or any of its subsidiaries to conduct business as currently conducted or as reasonably expected to be conducted.

          (ii) Except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, each of the Company and each of its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

          (s) Intellectual Property. The Company and its subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs which are material to the condition (financial or otherwise) or conduct of the business and operations of the Company and its subsidiaries taken as a whole. To the Company's knowledge, (i) the use of such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs by the Company and its subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Company and its subsidiaries which could have a material adverse effect with respect to the Company and its subsidiaries, taken as a whole, and (ii) no person is infringing on any right of the Company or any of its subsidiaries with respect to any such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs. No claims are pending or, to the Company's knowledge, threatened that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right. To the Company's knowledge, no person is infringing the rights of the Company or any of its subsidiaries with respect to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right.

          (t) Labor Matters. There are no collective bargaining agreements or other labor union agreements or understandings to which the Company or any of its U.S. subsidiaries is a party or by which any of them is bound, nor is it or any of its subsidiaries the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. To the Company's knowledge, since December 31, 1993, neither the Company nor any of its significant subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts. As used in this Agreement, "significant subsidiary" shall have the meaning given it in the regulations promulgated under the Exchange Act.

          (u) Undisclosed Liabilities. Except as set forth in the SEC Documents, at the date of the most recent audited financial statements of the Company included in the SEC Documents, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of such subsidiaries has incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (v) Opinion of Financial Advisor. The Company has been advised by Jefferies & Company, Inc. that the Merger Consideration is fair to the holders of the Shares from a financial point of view, a signed copy of which opinion will be delivered to Parent for inclusion in the Registration Statement (as defined in Section 5.1(b)).

          (w) Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has by vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, are fair to and in the best interests of the stockholders of the Company, and (ii) resolved to recommend that the holders of the Shares approve the Merger and the transactions contemplated thereby.

          SECTION 3.2. Representations and Warranties of Parent and Sub. Parent and Sub agree that they will, on or before October 1, 1996, affirm in writing (the "Parent Affirmation and Disclosure Document") that, as of the date of this Agreement, they represent and warrant to, and agree with, the Company as follows, subject to any exceptions specified in the Parent Affirmation and Disclosure Document:

          (a) Organization; Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Parent is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business (individually or in the aggregate) would not have a material adverse effect on Parent and its subsidiaries, taken as a whole.

          (b) Subsidiaries. Parent's subsidiaries that are corporations are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the requisite corporate power and authority to carry on their respective businesses as they are now being conducted and to own, operate and lease the assets they now own, operate or hold under lease. Parent's subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on Parent and its subsidiaries, taken as a whole. All the outstanding shares of capital stock of Parent's subsidiaries that are corporations have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any person. Except as disclosed in the Parent SEC Documents (as defined in Section 3.2(e)), all such stock and ownership interests are owned of record and beneficially by Parent or by a wholly-owned subsidiary of Parent, free and clear of all Liens. Except for the capital stock of, or ownership interests in, its subsidiaries, Parent does not own, directly or indirectly, any capital stock, equity interest or other ownership interest in any corporation, partnership, association, joint venture, limited liability company or other entity.

          (c) Capital Structure. The authorized capital stock of Parent consists of 20,000,000 shares of common stock, $1.25 par value, and 1,000,000 shares of preferred stock, $1.00 par value, of which 150,000 shares have been designated Series A Junior Participating Preferred Stock and reserved for issuance pursuant to the Rights Agreement dated May 31, 1990, between Parent and Wachovia Bank and Trust Company, N.A., as rights agent. At the close of business on August 31, 1996, 12,136,813 Parent Shares were issued and outstanding, (ii) 35,000 and 295,876 shares of Parent common stock were reserved for issuance pursuant to options not yet granted under Parent's 1995 Non-Employee Directors' Stock Option Plan and 1977 Stock Option Plan, respectively, (iii) 79,979 shares of Parent common stock were reserved for issuance under Parent's Stock Award Plan, (iv) 135,000 and 785,579 shares of Parent common stock were reserved for issuance pursuant to outstanding options granted under Parent's 1995 Non-Employee Director Stock Option Plan and 1977 Stock Option Plan and (v) 60,000 shares of Parent common stock were reserved for issuance pursuant to stock options granted in certain continuation of service agreements. Except as set forth above, no shares of capital stock or other equity or voting securities of Parent are reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all such shares issuable upon the exercise of options will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. No capital stock has been issued by Parent since August 31, 1996, other than Parent Shares issued pursuant to options outstanding on or prior to such date in accordance with their terms at such date. Except for the stock options described above, as of August 31, 1996, there were no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which Parent or any of its subsidiaries is a party, or by which any of them is bound, obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities  of,  or  other  ownership  interests  in,  Parent  or of  any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Prior to the Effective Time of the Merger, Parent shall have taken all necessary action to permit it to issue the number of Parent Shares required to be issued pursuant to terms of this Agreement. The Parent Shares issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and nonassessable and not subject to preemptive rights. Such Parent Shares will, when issued, be registered under the Securities Act and the Exchange Act and will, when issued, be listed on the NYSE, subject to notice of official issuance.

          (d) Authority; Non-contravention. Parent and Sub have the requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger and this Agreement by the holders of a majority of the Parent Shares present in person or represented by proxy at the Parent Stockholder Meeting ("Parent Stockholder Approval"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or Sub or any of their subsidiaries under, any provision of (i) the Certificate of Incorporation or By-laws of Sub or of Parent or any comparable organizational documents of their subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or any of their subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration account applicable to Parent or Sub or any of their subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations or defaults that individually or in the aggregate would not materially impair the ability of Parent and Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub or any of their subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, except for (i) the filing by Parent of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (A) the Proxy Statement with respect to Parent Stockholder Approval and (B) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing and effectiveness of the
Registration Statement under the Securities Act, and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a material adverse effect on Parent.

          (e) SEC Documents. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since October 1, 1994 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein, collectively referred to herein as the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein).

          (f) Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Parent's stockholders and at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, as it relates to the Parent Stockholder Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

          (g) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents, since December 31, 1995, Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change with respect to Parent, (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of Parent's capital stock, (iii) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on Parent or (iv) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

          (h) State Takeover Statutes; Absence of Supermajority Provision. Parent has taken all action to assure that no state takeover statute or similar statute or regulation, including, without limitation ss.203 of the DGCL, shall apply to the

Merger or any of the other transactions contemplated hereby. Except for the Parent Stockholder Approval, no other stockholder action on the part of Parent is required for approval of the Merger and the transactions contemplated hereby.

          (i) Brokers. Except for Simmons & Company International, whose fees are to be paid by Parent, no broker, investment banker or other person, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub, including any fee for any opinion rendered by any investment banker.

          (j) Litigation. Except as disclosed in the Parent SEC Documents, there is no suit, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries that could reasonably be expected to have a material adverse effect on Parent or prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

          (k) Accounting Matters. Neither Parent nor, to the best of its knowledge, any of its affiliates, has through the date of this Agreement taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

          (l) Employee Benefit Matters. As used in this Section 3.2(l), the term "Parent Employer" shall mean Parent as defined in the preamble of this Agreement and any member of a controlled group or affiliated service group, as defined in Sections 414(b), (c), (m) and (o) of the Code of which Parent is a member.

          (i) With respect to each employee welfare benefit plan, employee pension benefit plan and employee benefit plan as defined in Sections 3(1), 3(2), and 3(3) of ERISA, which have been or are sponsored by, participated in or contributed to by or required to be contributed to by Parent Employer, and except for any matter that would not individually or in the aggregate have a material adverse effect on Parent: (A) the plan is in substantial compliance with the Code and ERISA, including all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; (B) the appropriate Form 5500 has been timely filed for each year of its existence; (C) there has been no transaction described in Sections 406 or 407 of ERISA or Section 4975 of the Code unless exempt under Section 408 of ERISA or Section 4975 of the Code, as applicable; (D) the bonding requirements of Section 412 of ERISA have been satisfied; (E) there is no issue pending nor any issue resolved adversely to Parent Employer which may subject Parent to the payment of a penalty, interest, tax or other amount;
     (F) the plan can be unilaterally terminated or amended on no more than 90 days notice other than collectively bargained union plans; (G) all contributions or other amounts payable by Parent Employer as of the Effective Time of the Merger with respect to the plan have either been paid or accrued in Parent Employer's most recent financial statements included in the Parent SEC Documents; and (H) no notice has been received by Parent Employer of an increase or proposed increase in the cost of any such plan or any other employee benefit agreement or arrangement, including deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans or agreements, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years of the date hereof, or have been approved before this date but are) not yet effective, for the benefit of directors, officers or employees, or former directors, officers or employees (or their beneficiaries) of the Parent Employer (each, a "Parent Benefit Plan"). There are no pending or, to Parent's knowledge, threatened or anticipated claims (other than routine claims for benefits) by, or on behalf of or against any Parent Benefit Plan or their related trusts.

          (ii) Neither Parent nor any entity (whether or not incorporated) that was at any time during the six years before the date of this Agreement treated as a single employer together with Parent under Section 414 of the Code has ever maintained, had any obligation to contribute to or incurred any liability with respect to a pension plan that is or was subject to the provisions of Title IV of ERISA or Section 412 of the Code. Neither Parent nor any entity (whether or not incorporated) that was at any time during the six years before the date of this Agreement treated as a single employer together with Parent under Section 414 of the Code has ever maintained, had an obligation to contribute to, or incurred any liability with respect to a multiemployer pension plan as defined in Section 3(37) of ERISA. During the last six years, Parent has not maintained, had an obligation to contribute to or incurred any liability with respect to a voluntary employees beneficiary association that is or was intended to satisfy the requirements of Section 501(c)(9) of the Code. Parent Employer does not provide employee benefits, including without limitation, death, post-retirement medical or health coverage (whether or not insured) or contribute to or maintain any employee benefit plan which provides for benefit coverage following termination of employment except (A) as is required by Section 4980B(f) of the Code or other applicable statute, (B) death benefits or retirement benefits under any employee pension benefit plan as defined in Section 3(2) of ERISA, (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary) nor has it made any representations, agreements, covenants or commitments to provide that coverage or (D) deferred compensation benefits which have been accrued as liabilities on the books of Parent Employer and disclosed on its financial statements included in the Parent SEC Documents. All group health plans maintained by Parent Employer have been operated in material compliance with Section 4980B(f) of the Code.

          (iii) All Parent Benefit Plans as defined in Section 3(2) of ERISA which are intended to qualify under Section 401(a) of the Code have been submitted to and approved as qualifying under Section 401(a) of the Code by the IRS or the applicable remedial amendment period will not have ended prior to the Effective Time of the Merger. No facts have occurred which if known by the IRS could cause disqualification of those plans.

          (iv) The transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due any director, officer or employee or former director, officer or employee (including any beneficiary) from Parent.

          (v) With respect to any entity (whether or not incorporated) that is both treated as a single employer together with Parent under Section 414 of the Code and located outside of the United States, any benefit plans maintained by it for the benefit of its directors, officers, employees or former employees (or any of their beneficiaries) are in compliance with applicable laws pertaining to such plans in the jurisdiction of such entity, except where such failure to be in compliance would not, either individually or in the aggregate, have a material adverse effect on Parent and its subsidiaries, taken as a whole.

          (m) Taxes. Each of Parent and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its subsidiaries is or has been a member, has timely filed all Tax Returns required to be filed by it on or before the Effective Time of the Merger and has timely paid or deposited (or Parent has paid of deposited on its behalf) all Taxes which are required to be paid or deposited on or before the Effective Time of the Merger. Each of the Tax Returns filed by Parent or any of its subsidiaries is accurate and complete in all material respects. The most recent consolidated financial statements of Parent contained in the filed Parent SEC Documents reflect an adequate reserve for all Taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements whether or not shown as being due on any Tax Returns. No material deficiencies for any Taxes have been proposed, asserted or assessed against Parent or any of its subsidiaries, no requests for waivers of the time to assess any such Taxes have been granted or are pending, and there are no tax liens upon any assets of Parent or any of its subsidiaries. The Federal income Tax Returns of Parent and its subsidiaries consolidated in such Tax Returns have been examined by the IRS through the year ended September 30, 1990. There are no current examinations of any Tax Return of Parent or any of its subsidiaries being conducted and there are no settlements or any prior examinations which could reasonably be expected to adversely affect any taxable period for which the statute of limitations has not run.

          (n) No Excess Parachute Payments. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Parent or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation
arrangement   or  Parent   Benefit  Plan
currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

        (o) Environmental Matters. Except as would not have a material adverse effect on Parent and its subsidiaries, taken as a whole, (i) the business operations of Parent and its subsidiaries are being conducted in compliance with all limitations, restrictions, standards and requirements established under environmental laws, (ii) no facts or circumstances exist that impose on Parent or any of its subsidiaries an obligation under environmental laws to conduct any removal, remediation, or similar response action, (iii) there is no obligation, undertaking or liability arising out of or relating to environmental laws that Parent or any of its subsidiaries has agreed to, assumed or retained, by contract or otherwise, or that has been imposed on Parent or any of its subsidiaries by any writ, injunction, decree, order or judgment, and (iv) there are no lawsuits, claims or proceedings pending against Parent or any of its subsidiaries that arise out of or relate to environmental laws.

          (p) Compliance with Laws. Parent and its subsidiaries hold all required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold would not have a material adverse effect on Parent and its subsidiaries taken as a whole (the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of Parent Permits except where the failure to so comply would not have a material adverse effect on Parent and its subsidiaries, taken a whole. Neither Parent nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any Federal, state or local government, domestic or foreign, or any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to Parent or any of its subsidiaries or their respective business, assets or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent and its subsidiaries, taken as a whole.

          (q) Material Contracts and Agreements. All material contracts of Parent or its subsidiaries have been included in the SEC Documents, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC.

          (r) Title to Properties.

          (i) Each of Parent and each of its subsidiaries has good and defensible title to, or valid leasehold interests in, all its properties and assets purported to be owned by it in the Parent SEC Documents, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted. All such assets and properties, other than assets and properties in which Parent or any of the subsidiaries has leasehold interests, are free and clear of all Liens, other than those set forth in the Parent SEC Documents and except for minor Liens, that, in the aggregate, do not and will not materially interfere with the ability of Parent or any of its subsidiaries to conduct business as currently conducted or as reasonably expected to be conducted.

          (ii) Except as would not have a material adverse effect on Parent and its subsidiaries, taken as a whole, each of Parent and each of its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of Parent and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

          (s) Intellectual Property. Parent and its subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs which are material to the condition (financial or otherwise) or conduct of the business and operations of Parent and its subsidiaries, taken as a whole. To Parent's knowledge, (i) the use of such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs by Parent and its subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of Parent and its subsidiaries which could have a material adverse effect with respect to Parent and its subsidiaries, taken as a whole, and (ii) no person is infringing on any right of Parent or any of its subsidiaries with respect to any such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs. No claims are pending or, to Parent's knowledge, threatened that Parent or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right. To Parent's knowledge, no person is infringing the rights of Parent or any of its subsidiaries with respect to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right.

          (t) Labor Matters. There are no collective bargaining agreements or other labor union agreements or understandings to which Parent or any of its U.S. subsidiaries is a party or by which any of them is bound, nor is it or any of its subsidiaries the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. To Parent's knowledge, since December 31, 1993, neither Parent nor any of its significant subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

          (u) Undisclosed Liabilities. Except as set forth in the Parent SEC Documents, at the date of the most recent audited financial statements of Parent included in the Parent SEC Documents, neither Parent nor any of its subsidiaries had, and since such date neither Parent nor any of such subsidiaries has incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Parent and its subsidiaries, taken as a whole.

          (v) Opinion of Financial Advisor. Parent has been advised by Simmons & Company International that the Merger Consideration is fair to the holders of the Parent Shares from a financial point of view, a signed copy of which opinion will be delivered to the Company for inclusion in the Registration Statement.

          (w) Board Recommendation. The Board of Directors of Parent, at a meeting duly called and held, has by vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, are fair to and in the best interests of the stockholders of Parent, and (ii) resolved to recommend that the holders of the Parent Shares approve the Merger and the transactions contemplated thereby.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          SECTION 4.1. Conduct of Business of the Company.

          (a) Ordinary Course. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically contemplated by the terms of this Agreement), the Company shall and shall cause its significant subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them, in each case consistent with past practice, to the end that their goodwill and ongoing businesses shall be unimpaired to the fullest extent possible at the Effective Time of the Merger. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly-owned subsidiary of the Company to the Company or a wholly-owned subsidiary of the Company, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than, in the case of the Company, the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement in accordance with their current terms);

          (iii) amend its Certificate of Incorporation, By-laws or other comparable charter or organizational document;

          (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (B) any assets that would be material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of supplies and inventory in the ordinary course of business consistent with past practice;

          (v) sell, lease, mortgage, pledge, grant a Lien on or otherwise encumber or dispose of any of its properties or assets, except (A) sales of inventory in the ordinary course of business consistent with past practice,
     (B) the sale of buildings in Orville,  Ohio and Glenrothes,  Scotland,  and
     (C) other immaterial transactions not in excess of $250,000 in the aggregate;

          (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings under currently existing revolving credit facilities incurred in the ordinary course of business, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly-owned subsidiary of the Company;

          (vii) make or incur any new capital expenditure, which, singly or in the aggregate with all other expenditures, would exceed $500,000;

          (viii) make any material election relating to Taxes or settle or compromise any material Tax liability;

          (ix) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the SEC Documents or incurred in the ordinary course of business consistent with past practice;

          (x) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

          (xi) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (xii) except as expressly permitted by this Agreement, enter into any new collective bargaining agreement;

          (xiii) change any material accounting principle used by it, except as required by regulations promulgated by the SEC;

          (xiv) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises:
     (A) of litigation where the amount paid in settlement or compromise does not exceed $100,000, or (B) in consultation and cooperation with Parent, and, with respect to any such settlement, with the prior written consent of Parent; or

          (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Changes in Employment Arrangements. Neither the Company nor any of its subsidiaries shall (except as may be required in order to give effect to the requirements of Section 5.6) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Company Benefit Plan) for the benefit or welfare of any employee, director or former director or employee, increase the compensation or fringe benefits of any officer of the Company or any of its subsidiaries, or, except as provided in an existing Company Benefit Plan or in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any employee or former employee or pay any benefit not required by any existing plan, arrangement or agreement.

          (c) Severance. Neither the Company nor any of its subsidiaries shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

          (d) Other Actions. The Company shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue.

          SECTION 4.2. Conduct of Business of Parent and Sub.

          (a) Ordinary Course. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically contemplated by the terms of this Agreement), Parent shall and shall cause each of its significant subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, Parent shall not, and shall not permit any of its significant subsidiaries to:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (I) dividends and distributions by any direct or indirect wholly-owned subsidiary of Parent to Parent or a wholly-owned subsidiary of Parent or
     (II) regular quarterly cash dividends declared or paid by Parent consistent with past practice, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than, in the case of Parent, (A) the issuance of Parent Shares upon the exercise of Stock Options outstanding on the date of this Agreement in accordance with their current terms, or (B) the issuance of a number of Parent Shares, not to exceed 5% of the Parent Shares currently outstanding, in connection with the acquisition of assets or equity securities of other entities or businesses;

          (iii) amend its Certificate of Incorporation, By-laws, or other comparable charter or organizational document;

          (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (v) change any material accounting principle used by it, except as required by regulations promulgated by the SEC; or

          (vi) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Other Actions. Parent shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of Parent or Sub set forth in this Agreement becoming untrue.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.1. Stockholder Approval; Preparation of Proxy Statement; Preparation of Registration Statement. (a) Each of the Company and Parent shall, as soon as practicable following the execution and delivery of this Agreement on dates to be agreed upon between Parent and the Company, which dates shall be set taking into account the status of pending regulatory matters pertaining to the transactions contemplated hereby, duly call, give notice of, convene and hold the Company Stockholders Meeting and the Parent Stockholders Meeting,
respectively, for the purpose of approving the Merger, this Agreement and the transactions contemplated hereby. Subject to the provisions of Sections 8.2(b) and 8.3(b), each of the Company and Parent will, through its Board of Directors, recommend to its stockholders the approval and adoption of the Merger.

          (b) Promptly following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement"), in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable efforts as promptly as practicable, subject to the setting of the date for the Company Stockholders Meeting and Parent Stockholder Meeting as provided in Section 5.1(a), to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders and Parent's stockholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent shall also take such reasonable actions (other than qualifying to do business in any jurisdiction in which it is not now so qualified) as may be required to be taken under any applicable state securities laws in connection with the issuance of Parent Shares in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Shares and rights to acquire Shares pursuant to the Stock Plans as may be reasonably requested in connection with any such action. The Company and Parent will notify each other promptly of the receipt of any written or oral comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy

Statement or for additional information and will supply each other with copies of all correspondence between the Company or Parent, respectively, or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger.

          (c) Parent agrees to use its best efforts to effect the listing on the NYSE prior to the Effective Time of the Merger, upon official notice of issuance, Parent Shares to be issued pursuant to the Merger.

          (d) Parent agrees to cause all Shares, if any, owned by it or by Sub or any other subsidiary of Parent to be voted in favor of the approval and adoption of this Agreement. The Company agrees to cause all Parent Shares, if any, owned by it or any of its subsidiaries to be voted in favor of the approval and adoption of this Agreement.

          (e) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

          SECTION 5.2. Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Parent a letter of Coopers & Lybrand L.L.P., the Company's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with the Company's efforts to obtain such letter, if requested by Coopers & Lybrand L.L.P., Parent shall provide a representation letter to Coopers & Lybrand L.L.P. complying with SAS 72, if then required.

          SECTION 5.3. Letter of Parent's Accountants. Parent shall use its best efforts to cause to be delivered to the Company a letter of Price Waterhouse LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with Parent's efforts to obtain such letter, if requested by Price Waterhouse LLP, the Company shall provide a representation letter to Price Waterhouse LLP complying with SAS 72, if then required.

          SECTION 5.4. Access to Information.

          (a) During the period from the date hereof to the Effective Time of the Merger, except to the extent otherwise required by United States regulatory considerations,

          (i) the Company shall, and shall cause each of its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Parent, and to Parent's accountants, counsel, financial advisors and other representatives, reasonable access to the Company's and its subsidiaries' respective properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, furnish promptly to Parent:

               (A) a copy of each report, schedule, registration statement and other document filed by the Company during such period pursuant to the requirements of Federal or state securities laws and

               (B) all other information concerning its business, properties, financial condition, operations and personnel as Parent may from time to time reasonably request so as to afford Parent a reasonable opportunity to make at its sole cost and expense such review, examination and investigation of the Company and its subsidiaries as Parent may reasonably desire to make. The Company agrees to advise Parent of all material developments with respect to the Company, its subsidiaries and their respective assets and liabilities. Without limiting the information required to be provided pursuant to this
          Section 5.4(a)(i), the Company will, on or before October 1, 1996, provide to Parent the following information, in each case, as of the date hereof, each of which upon delivery shall be deemed to have been represented and warranted as true and correct as if so done on the date hereof and shall thereafter be deemed incorporated herein as if made as a representation or warranty in Article III hereof:

                    (1) a schedule showing the subsidiaries of the Company,  the states of incorporation or organization of each thereof and the authorized and outstanding capital stock or ownership interests of each thereof, as well as such shares or ownership interests owned by either the Company or another identified subsidiary of the Company;

                    (2) a schedule listing all loan or credit agreements, notes, bonds, security agreements, mortgages, indentures, material leases, tax sharing or allocation agreements, permits, concessions, franchises or licenses to which any of the Company or its subsidiaries is a party, by which any of their respective property is subject or under which it enjoys any benefit;

                    (3) a schedule  listing all other  agreements or instruments to which any of the Company or its subsidiaries is a party or by which any of their respective property is subject, which involved any obligation on the part of the Company or any subsidiary to pay more than $500,000;

                    (4) a schedule listing all suits, proceedings, investigations, or governmental audits, inspections or
               assessments   pending  or,  to
               the Company's best knowledge, threatened against or affecting the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or, in the case of threatened matters, a possible party;

                    (5) a schedule listing all Company Benefit Plans;

                    (6) a schedule listing all reports, proxy statements, registration statements and any other filings made by the Company with the SEC since March 7, 1994;

                    (7) a schedule  listing all  intellectual  property owned by the Company or any of its subsidiaries or as to which the Company or any such subsidiary is a beneficiary as to which any formal action has been taken to protect the same; and

                    (8) complete and accurate copies of (I) any document,  plan, arrangement, instrument, agreement or report listed in any of the foregoing schedules upon request by Parent, (II) the Company's Certificate of Incorporation and By-laws and the articles or certificates of incorporation, by-laws or other similar organizational and governing documents of its subsidiaries, and
               (III) with respect to each Company  Benefit Plan, as  applicable,
               (t) the trust, group annuity contract or other document which provides the funding for the plan, agreement or arrangement, (u) the three most recent annual Form 5500, 990 and 1041 reports, (v) the most recent actuarial report or valuation statement, (x) the most current summary plan description, booklet, or other descriptive written materials, and each summary of material modifications prepared after the last summary plan description,
               (y) the most recent IRS determination letter and all requests for rulings or determinations from the IRS subsequent to the date of that determination letter and (z) all other material correspondence from the IRS or the Department of Labor received which relates to one or more of the plans, agreements or arrangements.

          (ii) Parent shall, and shall cause each of its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to the Company, and to the Company's accountants, counsel, financial advisors and other representatives, reasonable access to Parent's and its subsidiaries' respective properties, books, contracts, commitments and records and, during such period, Parent shall, and shall cause each of its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, furnish promptly to the Company:

               (A) a copy of each report, schedule, registration statement and other document filed by Parent during such period pursuant to the requirements of Federal or state securities laws and

               (B) all other information concerning its business, properties, financial condition, operations and personnel as the Company may from time to time reasonably request so as to afford the Company a reasonable opportunity to make at its sole cost and expense such review, examination and investigation of Parent and its subsidiaries as the Company may reasonably desire to make. Parent agrees to advise the Company of all material developments with respect to Parent, its subsidiaries and their respective assets and liabilities. Without limiting the information required to be provided pursuant to this
          Section 5.4(a)(ii), Parent will, on or before October 1, 1996, provide to the Company the following information, in each case, as of the date hereof, each of which upon delivery shall be deemed to have been represented and warranted as true and correct as if so done on the date hereof and shall thereafter be deemed incorporated herein as if made as a representation or warranty in Article III hereof:

                    (1) a schedule  showing  the  subsidiaries  of  Parent,  the states of incorporation or organization of each thereof and the authorized and outstanding capital stock or ownership interests of each thereof, as well s such shares or ownership interests owned by either Parent or another identified subsidiary of Parent;

                    (2) a schedule listing all loan or credit agreements, notes, bonds, security agreements, mortgages, indentures, material leases, tax sharing or allocation agreements, permits, concessions, franchises or licenses to which any of Parent or its subsidiaries is a party, by which any of their respective property is subject or under which it enjoys any benefit;

                    (3) a schedule  listing all other  agreements or instruments to which any of Parent or its subsidiaries is a party or by which any of their respective property is subject, which involved any obligation on the part of Parent or any subsidiary to pay more than $500,000;

                    (4) a schedule listing all suits, proceedings, investigations, or governmental audits, inspections or assessments pending or, to Parent's best knowledge, threatened against or affecting Parent or any of its subsidiaries or to which Parent or any of its subsidiaries is a party or, in the case of threatened matters, a possible party;

                    (5) a schedule listing all Parent Benefit Plans;

                    (6) a schedule listing all reports, proxy statements, registration statements and any other filings made by Parent with the SEC since March 7, 1994;

                    (7) a schedule  listing all  intellectual  property owned by
               Parent or any of its subsidiaries or as to which Parent or any such subsidiary is a beneficiary as to which any formal action has been taken to protect the same; and

                    (8) complete and accurate copies of (I) any document,  plan, arrangement, instrument, agreement or report listed in any of the foregoing schedules upon request by the Company, (II) Parent's Certificate of Incorporation and By-laws and the articles or certificates of incorporation, by-laws or other similar organizational and governing documents of its subsidiaries, and
               (III) with respect to each Company  Benefit Plan, as  applicable,
               (t) the trust, group annuity contract or other document which provides the funding for the plan, agreement or arrangement, (u) the three most recent annual Form 5500, 990 and 1041 reports, (v) the most recent actuarial report or valuation statement, (x) the most current summary plan description, booklet, or other descriptive written materials, and each summary of material modifications prepared after the last summary plan description,
               (y) the most recent IRS determination letter and all requests for rulings or determinations from the IRS subsequent to the date of that determination letter and (z) all other material correspondence from the IRS or the Department of Labor received which relates to one or more of the plans, agreements or arrangements.

               (iii) (A) The Company agrees to permit Parent and its representatives to have full access to all the books and records of the Company and its subsidiaries and to request Coopers & Lybrand L.L.P. to permit Price Waterhouse LLP, to review and examine the work papers of Coopers & Lybrand L.L.P. with respect to the Company and its subsidiaries, and the officers of the Company will furnish to Parent such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent shall from time to time reasonably request, and

               (B) Parent agrees to permit the Company and its representatives to have full access to all the books and records of Parent and its subsidiaries and to request Price Waterhouse LLP to permit Coopers & Lybrand L.L.P., to review and examine the work papers of Price Waterhouse LLP with respect to Parent and its subsidiaries, and the officers of Parent will furnish to the Company such financial and operating data and other information with respect to the business and properties of Parent and its subsidiaries as the Company shall from time to time reasonably request.

          (iv) The Company shall promptly notify Parent of any notices from or investigations by Governmental Entities that could materially affect the Company's business or assets. Parent will promptly notify the Company of any notices from or investigations by Governmental Entities that could materially affect the consummation of the Merger.

          (b) Except as required by law, each of the Company and Parent shall, and shall cause its respective directors, officers, employees, accountants, counsel, financial advisors and representatives and affiliates to, (i) hold in confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such person), (ii) not release or disclose such information to any other person, except in connection with this Agreement to its auditors, attorneys, financial advisors, other consultants and advisors, and (iii) not use such information for any competitive or other purpose other than with respect to its consideration and evaluation of the transactions contemplated by this Agreement. Any investigation by any party of the assets and business of the other party and its subsidiaries shall not affect any representations and warranties hereunder or either party's right to terminate this Agreement as provided in Article VII.

          (c) In the event of the termination of this Agreement, each party promptly will deliver to the other party (and destroy all electronic data reflecting the same) all documents, work papers and other material (and any reproductions or extracts thereof and any notes or summaries thereto) obtained by such party or on its behalf from such other party or its subsidiaries as a result of this Agreement or in connection therewith so obtained before or after the execution hereof.

          SECTION 5.5. Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise required by United States regulatory considerations and otherwise provided in this Section 5.5, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments (including any required supplemental indentures) necessary to consummate the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, each of the Company and Parent and its respective Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and (iii) cooperate with each other in the arrangements for refinancing any indebtedness of, or obtaining any necessary new financing for, the Company and the Surviving Corporation.

          (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

          (c)(i) Each of the parties hereto shall file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of the parties agrees to use reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act.

          (ii) The Company will furnish to Parent and Sub copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Company HSR Documents")) between the Company, or any of its respective representatives, on the one hand, and any Governmental Entity, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that (x) with respect to documents and other materials filed by or on behalf of the Company with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by Parent and Sub, copies will not be required to be provided to Parent and Sub and (y) with respect to any Company HSR Documents (1) that contain any information which, in the reasonable judgment of Vinson & Elkins L.L.P., should not be furnished to Parent or Sub because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of the Company to furnish any such Company HSR Documents to Parent and Sub shall be satisfied by the delivery of such Company HSR Documents on a confidential basis to Fulbright & Jaworski L.L.P. pursuant to a confidentiality agreement in form and substance reasonably satisfactory to Parent. Except as otherwise required by United States regulatory considerations, Parent and Sub will furnish to the Company copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Parent HSR Documents")) between Parent, Sub or any of their respective representatives, on the one hand, and any Governmental Entity, or member of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that (x) with respect to documents and other materials filed by or on behalf of Parent or Sub with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by the Company, copies will not be required to be provided to the Company, and (y) with respect to any Parent HSR Documents (1) that contain information which, in the reasonable judgment of Fulbright & Jaworski L.L.P., should not be furnished to the Company because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of Parent and Sub to furnish any such Parent HSR Documents to the Company shall be satisfied by the delivery of such Parent HSR Documents on a confidential basis to Vinson & Elkins L.L.P. pursuant to a confidentiality agreement in form and substance reasonably satisfactory to the Company.

          (iii) At the election of Parent, the Company and Parent shall use reasonable efforts to defend all litigation under the Federal or state antitrust laws of the United States which if adversely determined would, in the reasonable opinion of Parent (based on the advice of outside counsel), be likely to result in the failure of the condition set forth in Section 6.2(h) not being satisfied, and to appeal any order, judgment or decree, which if not reversed, would result in the failure of such condition. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed so as to require Parent, Sub or the Company, or any of their respective subsidiaries or affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any assets or businesses of Parent, Sub, the Company or the Surviving Corporation (or to require Parent, Sub, the Company or any of their respective subsidiaries or affiliates to agree to any of the foregoing). The obligations of each party under Section 5.5(a) to use reasonable efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this Section 5.5(c).

          SECTION 5.6. Employee Benefit Matters.

          (a) At or before the Effective Time of the Merger, the Company shall take such actions as may be necessary to cause each individual employed by the Company and its subsidiaries immediately prior to the Effective Time of the Merger (a "Company Employee") to have a fully vested and nonforfeitable interest in such employee's accrued benefits under each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code.

          (b) Parent may cause any Company Benefit Plan to be terminated or discontinued at or after the Effective Time of the Merger, provided that, to the extent Parent or its affiliates maintain a Parent Benefit Plan of the same type for employees of Parent or any of its affiliates, Parent shall take all actions necessary or appropriate to permit the Company Employees participating in such Company Benefit Plan to immediately thereafter participate in such Parent Benefit Plan of the same type maintained by Parent or any of its affiliates for their employees generally (a "Replacement Plan"); provided, however, that if the Company Benefit Plan that is so terminated or discontinued is a group health plan, then Parent shall permit each Company Employee participating in such group health plan and his or her eligible dependents to be covered under a Replacement Plan under the terms and conditions of the Replacement Plan as modified to the extent necessary to (i) provide medical and dental benefits to each such Company Employee and such eligible dependents effective immediately upon the cessation of coverage of such individuals under such group health plan, (ii) credit to such Company Employee, for the year during which such coverage under such Replacement Plan begins, with any deductibles and copayments already incurred during such year under such group health plan, and (iii) waive any preexisting condition restrictions to the extent that the preexisting condition restrictions were satisfied under such group health plan. Parent, the Surviving Corporation, their affiliates, and the Parent Benefit Plans (including, without limitation, the Replacement Plans) shall recognize each Company Employee's years of service and level of seniority with the Company and its subsidiaries for purposes of terms of employment and eligibility, vesting and benefit determination under the Parent Benefit Plans (other than benefit accruals under any defined benefit pension plan). Nothing in this Agreement shall be construed to require Parent to provide any particular type or amount of benefits for any person under any Parent Benefit Plan.

          (c) Parent agrees to assume, effective as of the Effective Time of the Merger, each option to purchase shares of Company Common Stock granted under the Company's 1994 Stock Incentive Plan (an "Employee Option") (whether or not vested) and, to the extent permitted, under the 1994 Nonemployee Directors' Stock Option Plan ("Director Option") that is currently outstanding and which remains as of such time unexercised in whole or in part and to substitute Parent Shares as purchasable under such assumed option ("Assumed Option"), with such assumption and substitution to be effected as follows:

          (i) the Assumed Option shall not give the optionee additional benefits which he did not have under the Employee Option or Director Option before such assumption;

          (ii) the number of Parent Shares purchasable under any Assumed Option shall be equal to the number of whole Parent Shares that the holder of the Employee Option or Director Option being assumed would have received upon consummation of the Merger had such Employee Option been exercised in full prior to the Merger;

          (iii) the per share option price of the Assumed Option shall be equal to the per share option price of the Employee Option or Director Option divided by .58; and

          (iv) except for adjustment in the number and price of option shares as set forth above, the Assumed Option or Director Option shall contain substantially the same terms as the Employee Option before such assumption.

     As soon as practicable after the Effective Time of the Merger, Parent shall deliver to such holders of Employee Options or Director Options appropriate agreements evidencing its assumption of such options. Promptly after the Merger, Parent shall file a registration statement on Form S-8 with the SEC with respect to the Parent Shares issuable in respect of the Assumed Options and Parent shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Options remain outstanding.

          SECTION 5.7. Indemnification. (a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws and Indemnity Agreements shall survive the Merger, and Parent shall cause the Surviving Corporation to continue such indemnification rights in full force and effect in accordance with their terms as an obligation of the Surviving Corporation for a period of not less than five years from the Effective Time of the Merger. Parent shall cause to be maintained for a period of five years from the Effective Time of the Merger (or such shorter period of time as shall be agreed to hereafter by the Indemnification Representatives (or, upon the death of either, the sole surviving Indemnification Representative) (as hereinafter defined)) the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring at or prior to the Effective Time of the Merger (the "D&O Insurance") for all persons who are directors and officers of the Company on the date hereof or will cause to be provided a comparable arrangement (which may include self-insurance by Parent). Parent hereby guarantees the payment by the Surviving Corporation of the full annual premium for such D&O Insurance or comparable arrangement regardless of increases in the amount of such annual premium. The Company represents that the current annual premium for the existing D&O Insurance, which is in full force and effect and provides aggregate coverage of $10,000,000 million, is $99,000 for the policy year ending May 20, 1997. The Company has furnished Parent with a copy of the current D&O Insurance Policy and with copies of all material correspondence and other written materials with respect thereto. "Indemnification Representatives" shall mean Nathan M. Avery and Sheldon R. Erikson.

          (b) If the Surviving  Corporation  or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, which shall be financially responsible persons or entities, assume the obligations set forth in this
Section 5.7.

          (c) The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each indemnified party, his heirs and representatives.

          SECTION 5.8. Fees and Expenses. Except as provided in Article VIII, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          SECTION 5.9. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except that each party may respond to questions from stockholders and Parent may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

          SECTION 5.10. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement until the Effective Time of the Merger, and thereafter, shall give Parent the opportunity to direct the defense of such litigation and, if Parent so chooses to direct such litigation, Parent shall give the Company and its directors an opportunity to participate in such litigation; provided, however, that no settlement of litigation shall be agreed to without the consent of Parent, the Company and its directors, which consent shall not be unreasonably withheld.

          SECTION 5.11. Accounting Matters. Neither the Company nor Parent shall take or agree to take, nor shall they permit any of their respective affiliates to take or agree to take, any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

          SECTION 5.12. Parent's Board of Directors. At the Effective Time of the Merger, the directors of Parent shall elect two persons mutually agreed to by the Chairman of the Board of Parent and the Chairman of the Board of the Company to replace two of the existing directors of Parent, for a total of nine directors.

          SECTION 5.13. Appointment of Directors to Committees. Parent's Board of Directors shall take the requisite action to appoint at the Effective Time of the Merger the two Directors designated by the Chairman of the Board of Parent and the Chairman of the Board of the Company to committees of the Board of Directors of Parent, one being appointed to the Executive Committee and the other being appointed to the Compensation Committee.

          SECTION 5.14. Appointment of W. Todd Bratton as Executive Vice President. Parent's Board of Directors shall take the requisite action to elect
W. Todd Bratton as an Executive Vice President of Parent at the Effective Time of the Merger, understanding that Mr. Bratton will become an employee-at-will of Parent but will be entitled to all rights under his existing employment contract with the Company.

          SECTION 5.15. Affirmation of this Agreement. If this Agreement has not been terminated pursuant to Sections 7.1(f) or (g) on or before October 14, 1996, the parties hereto agree that, on such date, they will execute and deliver to each other a document whereby they reaffirm each and every agreement (other than the first sentence in each of Sections 3.1 and 3.2), representation and warranty contained or deemed to be contained herein, including those contained in the Company Affirmation and Disclosure Document and the Parent Affirmation and Disclosure Document, and, upon such reaffirmation, each such agreement, representation and warranty shall, for all purposes, be deemed agreements, representations and warranties contained in this Agreement and made on and as of the date hereof.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

          SECTION 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Company Stockholder Approval and Parent Stockholder Approval shall have been obtained.

          (b) NYSE Listing. Parent Shares issuable to the Company's stockholders pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties hereto shall, subject to Section 5.5, use reasonable efforts to have any such injunction, order, restraint or prohibition vacated.

          (e) Registration Statement Effectiveness. The Registration Statement shall be effective under the Securities Act on the Closing Date, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn; and no stop-order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

          (f) Blue Sky Filings. There shall have been obtained any and all material permits, approvals and consents of securities or "blue sky" authorities of any jurisdiction that are necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would have a material adverse effect on Parent.

          SECTION 6.2. Conditions of Parent and Sub. The obligation of Parent and Sub to consummate the Merger are further subject to the satisfaction at the Effective Time of the Merger, of the following conditions:

          (a) Compliance. The agreements and covenants of the Company to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and Parent shall have received a certificate dated the Closing Date and executed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b) Certifications and Opinion. The Company shall have furnished Parent with:

          (i) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of the Company approving this Agreement and consummation of the Merger and the transactions contemplated hereby and directing the submission of the Merger to a vote of the stockholders of the Company;

          (ii) a certified copy of a resolution or resolutions duly adopted by the holders of a majority of the outstanding Shares approving the Merger and the transactions contemplated hereby;

          (iii) a favorable opinion dated the Closing Date, in customary form and substance, of Vinson & Elkins L.L.P., counsel for the Company, dated the Closing Date to the effect that:

               (A) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Registration Statement;

               (B) The Company has the requisite corporate power to effect the Merger as contemplated by this Agreement; the execution and delivery of this Agreement did not, and the consummation of the Merger will not, violate any provision of the Company's Certificate of Incorporation or By-Laws; and upon the filing by the Surviving Corporation of the Certificate of Merger, the Merger shall become effective;

               (C) Each of the U.S. subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has corporate power to own its properties and assets and to carry on its business as presently conducted; and

               (D) The Board of Directors of the Company has taken all action required by the DGCL and its Certificate of Incorporation or its By-Laws
          to approve the Merger and to authorize the execution and delivery of this Agreement and the transactions contemplated hereby; the Board of Directors and the stockholders of the Company have taken all action required by the DGCL and its Certificate of Incorporation and By-Laws to authorize the Merger in accordance with the terms of this Agreement; and this Agreement is a valid and binding Agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditor's rights generally or governing the availability of equitable relief.

          (c) Representations and Warranties True. The representations and warranties of the Company contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement, and Parent shall have received a certificate to that effect dated the Closing Date and executed on behalf of the Company by the chief executive officer and the chief financial officer of the Company.

          (d) Affiliate Letters. Parent shall have received from the Company a list of such persons, if any, as counsel for the Company state may be "affiliates" of the Company, within the meaning of Rules 144 and 145(c) of the Commission pursuant to the Securities Act, and shall have received from such persons undertakings in writing to the effect that no disposition will be made by such persons of any Parent Shares received or to be received pursuant to the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder. Parent shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be "affiliates" pursuant to Rule 145 under the Securities Act.

          (e) Tax Opinion. Parent shall have received an opinion of Fulbright & Jaworski L.L.P., in form and substance satisfactory to Parent, to the effect that for federal income tax purposes and conditioned upon certain representations of managements of the Company and Parent as to certain customary facts and circumstances regarding the Merger: (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by the Company, Sub or Parent as a result of the Merger.

          (f) Pooling Accounting. Parent and Company shall have received a letter from Price Waterhouse LLP, in form and substance satisfactory to Parent and Company, to the effect that the Merger should be accounted for as a pooling of interests under generally accepted accounting principles and applicable regulations of the SEC.

          (g) Consents, etc. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Parent or the Company or the failure of which to have received would not (as compared to the situation in which such license, permit, consent, approval, authorization, qualification or order had been obtained) materially detract from the aggregate benefits to Parent of the transactions reasonably contemplated hereby.

          (h) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its subsidiaries any damages that are material in relation to Parent and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership as to any shares of Common Stock of the Surviving Corporation, including, without limitation, the right to vote the Common Stock of the Surviving Corporation on all matters properly presented to the stockholders of the Surviving Corporation or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

          (i) Fairness Opinion. Parent shall have received an opinion from Simmons & Company International to the effect that the terms of the Merger are fair to the holders of Parent Shares from a financial point of view.

          (j) No Material Adverse Change. There shall not have occurred any material adverse change with respect to the Company since the date hereof.

          SECTION 6.3. Conditions of the Company. The obligations of the Company to consummate the Merger are further subject to the satisfaction at the Effective Time of the Merger of the following conditions:

          (a) Compliance. The agreements and covenants of Parent to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and the Company shall have received a certificate dated the Closing Date on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (b) Certifications and Opinion. Parent shall have furnished the Company with:

          (i) a certified copy of a resolution or resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of Parent approving this Agreement and consummation of the Merger and the transactions contemplated hereby, including the issuance, listing and delivery of the Parent Shares pursuant hereto;

          (ii) a certified copy of a resolution or resolutions duly adopted by the holders of a majority of the Parent Shares present or represented by proxy and entitled to vote at the Parent Stockholder Meeting, approving the Merger and the transactions contemplated hereby;

          (iii) a favorable opinion, dated the Closing Date, in customary form and substance, of Fulbright & Jaworski L.L.P., counsel for Parent to the effect that:

               (A) Parent and the Sub are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware and have corporate power to own their properties and assets and to carry on their business as presently conducted and as described in the Proxy Statement. Sub has the requisite corporate power to merge with the Company as contemplated by this Agreement and Parent has the requisite corporate power to carry out its obligations under this Agreement. The execution and delivery of this Agreement did not, and the consummation of the Merger will not, violate any provision of Parent's or Sub's Certificate of Incorporation or By-Laws;

               (B) Parent and Sub have taken all action required under the DGCL, their Certificates of Incorporation or their By-Laws to authorize such execution and delivery and the transactions contemplated by this Agreement, including the Merger, in accordance with the terms of this Agreement; and this Agreement is a valid and binding agreement of Parent and Sub enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditor's rights generally or governing the availability of equitable relief; and

               (C) The Parent Shares to be issued pursuant to the Merger have been duly authorized and, when issued and delivered as contemplated hereby, will have been legally and validly issued and will be fully paid and non-assessable and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof under Delaware law or Parent's Certificate of Incorporation or By-laws.

          (c) Representations and Warranties True. The representations and warranties of Parent contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement, and the Company shall have received a certificate to that effect dated the Closing Date and executed on behalf of Parent by the chief executive officer and the chief financial officer of Parent.

          (d) Tax Opinion. The Company shall have received an opinion of Vinson & Elkins L.L.P., in form and substance satisfactory to the Company, to the effect that for federal income tax purposes and conditioned upon certain representations of managements of the Company and Parent as to certain customary facts and circumstances regarding the Merger: (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code; (ii) each of the Company, Parent and Sub are parties to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by the stockholders of the Company upon the receipt by them of Parent Shares in exchange for their Shares pursuant to the Merger.

          (e) Fairness Opinion. As of the date of the Company Stockholders Meeting, Jefferies shall not have revoked, modified or materially changed its opinion referred to in Section 3.1(v) in any manner adverse to the holders of the Shares.

          (f) No Material Adverse Change. There shall not have occurred any material adverse change with respect to Parent since the date hereof.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of the
Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

          (i) if the stockholders of the Company fail to give any required approval of the Merger and the transactions contemplated hereby upon a vote at a duly held meeting of stockholders of the Company or at any adjournment thereof;

          (ii) if the stockholders of Parent fail to give any required approval of the Merger and the transactions contemplated hereby upon a vote at a duly held meeting of stockholders of Parent or at any adjournment thereof;

          (iii) if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

          (iv) if the Merger shall not have been consummated on or before January 31, 1997, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

          (c) by Parent or the Company to the extent permitted under Section 8.2 or 8.3;

          (d) by Parent, if the Company breaches any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement;

          (e)  by  the   Company,   if  Parent  or  Sub   breaches  any  of  its
representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement;

          (f) by Parent within four weeks of date hereof, if the results of Parent's due diligence review of the Company and its subsidiaries referred to in
Section 5.4(a)(i) hereof or any matter referred to in the Company Affirmation and Disclosure Document shall not be satisfactory to Parent;

          (g) by the Company within four weeks of the date hereof, if the results of the Company's due diligence review of Parent and its subsidiaries referred to in Section 5.4(a)(ii) hereof or any matter referred to in the Parent Affirmation and Disclosure Document shall not be satisfactory to the Company.

          SECTION 7.2. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the confidentiality provisions of Sections 5.4(b) and (c) and the provisions of Sections 5.8, 8.2, 8.3 and Article IX.

          SECTION 7.3. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company or Parent; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.4. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.5. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to
Section 7.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                 ARTICLE VIII

                   SPECIAL PROVISIONS AS TO CERTAIN MATTERS

          SECTION 8.1. Takeover Defenses of the Company. As promptly as practicable after the date of this Agreement, but in no event later than 10 days following announcement of the execution of this Agreement, the Company will amend the Company Rights Agreement, as necessary, (i) to prevent this Agreement or the consummation of the transactions contemplated hereby from resulting in the distribution of separate rights certificates or the occurrence of a Distribution Date (as defined therein) or being deemed a Triggering Event (as defined therein) and (ii) to provide that neither Parent nor Sub shall be deemed to be an Acquiring Person (as defined therein) by reason of the transactions contemplated by this Agreement. The Company shall take such action with respect to any other anti-takeover provisions in its charter or afforded it by statute to the extent necessary to consummate the Merger on the terms set forth in the Agreement.

          SECTION 8.2. No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor, agent or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any takeover proposal, (ii) enter into any agreement (other than confidentiality and standstill agreements in accordance with the immediately following proviso) with respect to any takeover proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, in the case of this clause (iii), that prior to the vote of stockholders of the Company for approval of the Merger (and not thereafter if the Merger is approved thereby) to the extent required by the fiduciary obligations of the Board of Directors of the Company, determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, the Company may, in response to an unsolicited request therefor, furnish information to any person or "group" (within the meaning of Section 13(d)(3) of the Exchange
Act) pursuant to a confidentiality agreement on substantially the same terms as provided in Section 5.4(b) hereof. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor, agent or representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a material breach of this Agreement by the Company. For purposes of this Agreement, "takeover proposal" means (i) any proposal, other than a proposal by Parent or any of its affiliates, for a merger or other business combination involving the Company,
(ii) any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, to acquire from the Company or any of its affiliates in any manner, directly or indirectly, an equity interest in the Company or any subsidiary, any voting securities of the Company or any subsidiary or a material amount of the assets of the Company and its subsidiaries, taken as a whole, or
(iii) any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, to acquire from the stockholders of the Company by tender offer, exchange offer or otherwise more than 20% of the outstanding Shares.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall, except in connection with the termination of this Agreement pursuant to Sections 7.1 (a), (b) or (g), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives a takeover proposal that, in the exercise of its fiduciary obligations (as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel), it determines to be a superior proposal, the Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the Merger and may (subject to the following sentence) terminate this Agreement, in each case at any time after midnight on the next business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors has received a takeover proposal which it has determined to be a superior proposal, specifying the material terms and conditions of such superior proposal (including the proposed financing for such proposal and a copy of any documents conveying such proposal) and identifying the person making such superior proposal. The Company may terminate this Agreement pursuant to the preceding sentence only if the stockholders of the Company shall not yet have voted upon the Merger and the Company shall have paid to Parent the Termination Fee (as defined in Section 8.3). Any of the foregoing to the contrary notwithstanding, the Company may engage in discussions with any person or group that has made an unsolicited takeover proposal for the limited purpose of determining whether such proposal is a superior proposal. Nothing contained herein shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) following Parent's receipt of a Notice of Superior Proposal.

          (c) In the event that the Board of Directors of the Company or any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal, Parent may terminate this Agreement.

          (d) For purposes of this Agreement, a "superior proposal" means any bona fide takeover proposal to acquire, directly or indirectly, for consideration consisting of cash, securities or a combination thereof, all of the Shares then outstanding or all or substantially all the assets of the Company, and otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determines in its good faith reasonable judgment (based on the written advice of a financial advisor of nationally recognized reputation, a copy of which shall be provided to Parent) to be more favorable to the Company's stockholders than the Merger.

          (e) In addition to the obligations of the Company set forth in paragraph (b), the Company shall promptly advise Parent orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal, the material terms and conditions of such inquiry or takeover proposal (including the financing for such proposal and a copy of such documents conveying such proposal), and the identity of the person making any such takeover proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such takeover proposal or inquiry.

          SECTION 8.3. Fee and Expense Reimbursements.

          (a) The Company agrees to pay Parent a fee in immediately available funds of $2,000,000 (the "Termination Fee") promptly upon the termination of the Agreement in the event this Agreement is terminated by Parent or the Company as permitted by Section 8.2. Further, in the event the stockholders of the Company do not approve the Merger and this Agreement is terminated, the Company agrees to pay to Parent the Termination Fee if, after the date hereof and before the termination of this Agreement or within six months following the date of termination of this Agreement, a takeover proposal shall have been made; provided that such takeover is ultimately consummated. The Termination Fee shall be payable promptly upon termination of this Agreement if the foregoing events shall have occurred prior to termination. Otherwise, the Termination Fee shall be payable promptly upon the consummation of such takeover following termination of this Agreement.

          (b) In the event the Board of Directors of Parent receives a takeover proposal involving Parent because of which, in the exercise of its fiduciary obligations (as determined in good faith by a majority of the disinterested members thereof based on advice of outside counsel), it determines it is necessary to withdraw or modify its approval or recommendation of this Agreement or the Merger, Parent may terminate this Agreement at any time after midnight on the next business day following such determination by advising the Company that the Board of Directors has received a takeover proposal which it has determined requires such action, specifying the material terms and conditions of such proposal (including the proposed financing for such proposal and a copy of any documents conveying such proposal) and identifying the person making such proposal. Parent may terminate this Agreement pursuant to the preceding sentence only if the stockholders of Parent shall not yet have voted upon the Merger and Parent shall have paid to the Company the Parent Termination Fee (as hereinafter defined). Parent agrees to pay the Company a fee in immediately available funds of $2,000,000 (the "Parent Termination Fee") promptly upon (i) the termination of this Agreement pursuant to the first sentence of this Section 8.3(b) or (ii) the stockholders of Parent not approving the Merger as a result of a hostile takeover of the Parent after the date of this Agreement. For purposes hereof, a "takeover proposal involving Parent" shall mean (i) any proposal for a merger or other business combination involving the Parent, (ii) any proposal or offer to acquire from the Parent or any of its affiliates in any manner, directly or indirectly, an equity interest in the Parent or any subsidiary, any voting securities of the Parent or any subsidiary or a material amount of the assets of the Parent and its subsidiaries taken as a whole, or (iii) any proposal or offer to acquire from the stockholders of Parent by tender offer, exchange offer or otherwise, more than 20% of the Parent common stock.

          (c) In the event this Agreement is terminated by Parent or the Company pursuant to Sections 7.1(b)(i) or (d), the Company shall assume and pay, or reimburse Parent for, all reasonable fees and expenses incurred by Parent or Sub (including the fees and expenses of its counsel, accountants and financial advisors) through the date of termination and which are specifically related to the Merger, this Agreement and the matters contemplated by this Agreement, but not to exceed $300,000 in the aggregate, promptly, but in no event later than two business days after submission of a request for payment of the same.

          (d) In the event this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(ii) or (e), Parent shall assume and pay, or reimburse the Company for, all reasonable fees and expenses incurred by the Company (including the fees and expenses of its counsel, accountants and financial advisors) through the date of termination and which are specifically related to the Merger, this Agreement and the matters contemplated by this Agreement, but not to exceed $300,000 in the aggregate, promptly, but in no event later than two business days after the submission of a request for payment of the same.

                                  ARTICLE IX

                              GENERAL PROVISIONS

          SECTION 9.1. Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by the Company pursuant to this Agreement shall survive the

Effective Time of the Merger, except any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

          SECTION 9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)   if to Parent or Sub, to

                       Daniel Industries, Inc.
                       9753 Pine Lake Drive
                       Houston, Texas  77055
                       Telephone:  (713) 467-6000
                       Facsimile:  (713 827-4805
                       Confirmation:  (713) 827-4870
                       Attention:   W. A. Griffin, III
                                    President and Chief Executive Officer

                       with a copy to:

                       Daniel Industries, Inc.
                       9753 Pine Lake Drive
                       Houston, Texas  77055
                       Telephone:  (713) 467-6000
                       Facsimile:  (713 827-4805
                       Confirmation:  (713) 827-4870
                       Attention:   Thomas L. Sivak
                                    General Counsel

                       with a copy to:

                       Fulbright & Jaworski L.L.P.
                       1301 McKinney, Suite 5100
                       Houston, Texas  77010-3095
                       Telephone:  (713) 651-5151
                       Facsimile:  (713) 651-5246
                       Confirm:    (713) 651-5496
                       Attention:  Charles H. Still, Esq.

                 (b)   if to the Company, to

                       Bettis Corporation
                       18703 GH Circle
                       P.O. Box 508
                       Waller, Texas  77484
                       Telephone:  (713) 463-5100
                       Facsimile:  (713) 463-5189
                       Confirm:    (713) 463-5100
                       Attention:   W. Todd Bratton
                                    President and Chief Executive Officer

                       with a copy to:

                       Vinson & Elkins L.L.P.
                       2500 First City Tower
                       1001 Fannin
                       Houston, Texas  77002-6760
                       Telephone:  (713) 758-4592
                       Facsimile:  (713) 615-5531
                       Confirm:    (713) 758-4592
                       Attention:   T. Mark Kelly, Esq.

          SECTION 9.3. Definitions. For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "knowledge" means, with respect to any matter stated herein to be "to the Company's knowledge," or similar language, the actual knowledge of the Chairman of the Board, the Chief Executive Officer, President, any Vice President or Chief Financial Officer of the Company, and with respect to any matter stated herein to be "to Parent's knowledge," or similar language, the actual knowledge of the Chairman of the Board, the Chief Executive Officer, President, any Vice President, Chief Financial Officer or General Counsel of Parent.

          (c) "material adverse effect" or "material adverse change" means, when used in connection with any person, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of that person and its subsidiaries, taken as a whole.

          (d)   "person"   means  an   individual,   corporation,   partnership,
association, trust, unincorporated organization or other entity; and

          (e) a "subsidiary" of any person means any corporation, partnership, association, joint venture, limited liability company or other entity in which such person owns over 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of directors or other governing body of such other legal entity.

          SECTION 9.4. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 9.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 9.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for the provisions of Sections 5.6 and 5.7, are not intended to confer upon any person other than the parties any rights or remedies hereunder.

          SECTION 9.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, and such assignment shall relieve Sub of all of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.9. Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of Texas or in any other Texas state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court sitting in the Southern District of Texas in the event any dispute between the parties hereto arises out of this Agreement solely in connection with such a suit between the parties, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court sitting in the State of Texas or in the Southern District of Texas.

          SECTION 9.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                             DANIEL INDUSTRIES, INC.

                             By         /s/ James M. Tidwell

                                            James M. Tidwell
                                            Vice President - Finance

                             BLUE ACQUISITION, INC.

                             By         /s/ James M. Tidwell

                                            James M. Tidwell
                                            Vice President

                             BETTIS CORPORATION

                             By          /s/ W. Todd Bratton

                                             W. Todd Bratton
                                             President